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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 50,000 shares of common stock pertaining to the 1993 Employee Stock Option Plan of Aseco Corporation of our report dated May 8, 1998 with respect to the consolidated financial statements and schedule of Aseco Corporation included in its Annual Report (Form 10-K) for the year ended March 29, 1998, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG, LLP


Boston, Massachusetts
December 10, 1998